UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8 – K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            August 27, 2004

Gateway Energy Corporation

(Exact name of  registrant as specified in its charter)

Delaware	0-6404	44-0651207
(State of incorporation)	(Commission File Number)	(IRS Employer ID Number)

500 Dallas Street, Suite 2615 Houston, TX 77002
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (713) 336-0844

(Former name or former address, if changed since last report)

N/A

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)	Not applicable.

(b)	Disclosure…when a director retires, resigns, is removed or refuses to stand for re-election for any reason other than as a result of a disagreement or for cause.

On Friday, August 27, 2004, Director Larry J. Horbach notified the Chairman of the board of directors of Gateway Energy Corporation of his intention to resign as director of the corporation, effective immediately, in order to avoid any perceived or actual potential conflict of interest which could develop in the future.

Mr. Horbach served as Chairman of the audit committee of the board of directors and as the designated financial expert of the audit committee.  The board of directors does not have an independent financial expert to serve in Mr. Horbach’s stead, and is searching for a qualified replacement.

(c)	Not applicable.

(d)	Not applicable.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

99.1	Letter of resignation from Director Larry J. Horbach.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEWAY ENERGY CORPORATION

	By	/s/ Scott D. Heflin
Scott D. Heflin
Chief Financial Officer and Treasurer

August 31, 2004
(Date)